As filed with the Securities and Exchange Commission		Registration No. 33 -
on May 6, 1997
________________________________________________________________________________

	SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549

	________

	FORM S-8
	REGISTRATION STATEMENT
	UNDER
	THE SECURITIES ACT OF 1933
	__________________________

1990 Non-Executive Stock Option Plan, as amended and
1997 Employee Stock Purchase Plan

                          SYMBOL TECHNOLOGIES, INC.
				(Exact name of registrant as specified in its charter)

           Delaware     						            11-2308681
(State or other jurisdiction of   				(I.R.S. Employer Identification
 incorporation or organization)				  Number)


One Symbol Plaza
Holtsville, New York 11742-1300
              (516) 738-2400
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)


Dr. Jerome Swartz							Leonard H. Goldner, Esq.
Chairman of the Board and Chief				Senior Vice President and
     Executive Officer						General Counsel
Symbol Technologies, Inc.					Symbol Technologies, Inc.
One Symbol Plaza     						One Symbol Plaza
Holtsville, New York  11742-1300				Holtsville, New York  11742-1300
(516) 738-2400							(516) 738-2400
________________________________________________________________________________
(Name, address, including zip code, and telephone
number, including area code, of agents for service)

-1-



CALCULATION OF REGISTRATION FEE


_______________________________________________________________________________


Title of Each
Class of
Securities to
be registered





Amount to be
Registered*



Proposed
maximum
offering price
per share**


Proposed
maximum
aggregate
offering
price**



Amount of
registration
fee

1990 Non-
Executive Stock
Option Plan
Common Stock



  1,250,000



$33.06



$41,325,000



$12,523


1997 Employee
Stock Purchase
Plan
Common Stock




    250,000




$33.06




$8,265,000




$2,505

______________________________________________________________________________

									TOTAL		     $15,028


*	There are also being registered (1) such additional indeterminate number of shares of the Registrant's Common Stock as may be required to cover possible adjustments under the plan; and (2) such indeterminate amount of interests in the Plan that are deemed to be separate securities under the Securities Act of 1933.

**	Estimated solely for the purpose of calculation of the registration fee, on the basis of the average high and low prices of the Registrant's
Common Stock as quoted on the New York Stock Exchange on a date within five (5) days of filing hereof.
















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	PART I

	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

		The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be or have been sent or given to participants in the plans listed on the cover of the Registration Statement (the "Plans") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

	PART II

	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

		The following documents filed with the Commission are incorporated herein by reference:

		(1)	Annual Report on Form 10-K for the fiscal year ended December
31, 1996 which is the Company's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of 15(d) of the Securities and Exchange Act of 1934
(the "Exchange Act") which contains certified financial statements for the
Company's latest fiscal year for which a Form 10-K was required to have been filed.

		(2)	Quarterly report on Form 10-Q for the quarterly period ended
March 31, 1997, filed pursuant to the Exchange Act.

		(3)	The description of the Company's Common Stock which is
contained in a registration statement on Form 8-B dated November 23, 1987 filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

		All documents subsequently filed by the Company pursuant to Section
13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the time of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this
Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Item 4.	Not applicable

Item 5.	Interests of Named Experts and Counsel

		Certain legal matters related to this offering have been passed upon for the Company by Leonard H. Goldner, Senior Vice President, General Counsel and Secretary of the Company. As of April 11, 1997 Mr. Goldner, owned in the aggregate 58,210 shares of Common Stock. In addition, Mr. Goldner owns options to purchase an aggregate of 114,400 shares of Common Stock. Mr. Goldner is also trustee or co-trustee of trusts which own in the aggregate 64,600 shares of Common Stock. Mr. Goldner disclaims beneficial ownership of any shares held by these trusts.

Item 6.	Indemnification of Directors and Officers

		The indemnification of officers and directors of the Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"). Among other matters, the DGCL permits indemnification of a director, officer, employee or agent in civil, criminal, administrative or investigative actions, suits or proceedings (other than any action by or in the right of the corporation) to which such person is a party or is threatened to be made a party by reason of the fact of such relationship with the corporation or the fact that such person is or was serving in a similar capacity with another entity at the request of the corporation against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Indemnification in a suit by or in the right of the corporation is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, but no indemnification may be made in such suit to any person adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite the adjudication of liability, such person is under all circumstances, fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Under the DGCL, to the extent that a director, officer, employee or agent is successful, on the merits or otherwise, in the defense of any action, suit or proceeding or any claim, issue or matter therein (whether or not the suit is brought by or in the right of the corporation), he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him. In all cases in which indemnification is permitted (unless ordered by a court), it may be made by the corporation only as authorized in the specific case upon a determination that the applicable standard of conduct has been met by the party to be indemnified. The determination must be made by a majority vote of a quorum consisting of the directors who were not parties to the action or, if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of a final disposition of a proceeding upon receipt of an undertaking, by or on behalf of the person to whom the advance will be made, to repay the advance if it shall ultimately be determined that he was not entitled to indemnification.

		The DGCL provides that indemnification and advances of expenses permitted thereunder are not to be exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company's by-laws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law. Such by-law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

		The DGCL also authorizes a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured and the Company maintains such insurance.

		The Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as director except for liability (i) for any breach of the director's duty of liability to the Company or its shareholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

		The Company has agreements with all directors and executive officers pursuant to which they are indemnified to the maximum extent allowable by Delaware law.

		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Not Applicable

Item 8.	Exhibits

		4.1		1990 Non-Executive Stock Option Plan, as amended

		4.2		1997 Employee Stock Purchase Plan

		5(a)		Opinion and Consent of Leonard H. Goldner

5(b)		The Company undertakes to submit the 1997 Employee
Stock Purchase Plan, and any amendments, to the Internal Revenue Service in a timely manner for a determination letter as to its qualified status, and the Company will make any changes required by the IRS in order to qualify the 1997 Employee Stock Purchase
Plan.

		23.1		Consent of Deloitte & Touche

		23.2		Consent of Leonard H. Goldner
				(included in Exhibit 5)

		24		Power of Attorney of Directors and certain officers
						of the Company  (see page 8)


Item 9.	Undertakings

		(a)	The undersigned registrant hereby undertakes:

		(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by section 10(a)(3) of the
1933 Act;

		(ii)	To reflect in the prospectus any facts or events arising
after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ( 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ( 239.13 of this chapter) or Form S-8 ( 239.16b of this chapter) and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

		(2)	That, for the purpose of determining any liability under the
1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

		(b)	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(c)	Insofar as indemnification for liabilities arising under the
1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

		KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dr. Jerome Swartz, Tomo Razmilovic and Leonard H. Goldner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

	SIGNATURES

		Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Holtsville, State of New York, on this 5th day of May, 1997.

							SYMBOL TECHNOLOGIES, INC.



								By	s/Jerome Swartz
									Jerome Swartz
									Chairman of the Board

		Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature					Title 					 Date

                          	Chairman of the
                           	Board and Director
s/Jerome Swartz         		(Principal Executive Officer)		May 5, 1997
Jerome Swartz

s/Raymond R. Martino    		Director					May 5, 1997
Raymond R. Martino


s/Marvey P. Mallement   		Director					May 5, 1997
Harvey P. Mallement


s/Frederic P. Heiman    		Director					May 5, 1997
Frederic P. Heiman


s/Saul P. Steinberg     		Director					May 5, 1997
Saul P. Steinberg


s/Lowell C. Freiberg    		Director					May 5, 1997
Lowell C. Freiberg


s/George Bugliarello    		Director					May 5, 1997
George Bugliarello


s/Kenneth V. Jaeggi      	Senior Vice President			May 5, 1997
Kenneth V. Jaeggi			Finance (Chief Financial Officer)


s/Brian T. Burke         	Vice President and Controller		May 5, 1997
Brian T. Burke 			and Chief Accounting Officer

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549


________________________________________




EXHIBITS

TO

FORM S-8






REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________________




SYMBOL TECHNOLOGIES,INC.

	EXHIBIT INDEX


											Sequentially
											Numbered
Exhibit										   Page


4.1		1990 Non-Executive Stock Option Plan, as amended

4.2		1997 Employee Stock Purchase Plan

5(a)		Opinion and Consent of Leonard H. Goldner

5(b)		The Company undertakes to submit the 1997
Employee Stock Purchase Plan, and any
amendments, to the Internal Revenue Service in a timely manner for a determination letter as to its qualified status, and the Company will make any changes required by the IRS in order to qualify the 1997 Employee Stock Purchase
Plan.

23.1		Consent of Deloitte & Touche

23.2		Consent of Leonard H. Goldner
		(included in Exhibit 5)

24		Power of Attorney of Directors and certain officers
		of the Company  (see page 8 of Form S-8)

EXHIBIT 4.1

1990 NON-EXECUTIVE STOCK OPTION PLAN, as amended as of
February 10, 1997



SYMBOL TECHNOLOGIES, INC.
1990 NON-EXECUTIVE STOCK OPTION PLAN

		1.	Purpose.  The 1990 Non-Executive Stock
Option Plan (the "Plan") of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Options granted under the Plan are not intended to satisfy the requirements for classification as "Incentive Stock Options" codified in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").
		2.	Amount and Source of Stock.  The total
number of shares of Common Stock, par value $.01 per share, of the Company which may be the subject of options granted pursuant to the Plan shall not exceed 6,945,216 of the Company's Common Stock, par value $.01 (the "Shares"), subject to adjustment as provided in paragraph 10, which shall include any shares subject to options granted prior to February 25, 1991 under the 1988 Stock Option Plan for the Employees of MSI -13-


Data Corporation and the 1988 Stock Option Plan for the
Employees of Vectran Corporation.  Such Shares may be reserved or made available from the Company's authorized and unissued
Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the
Shares otherwise available for issuance pursuant to the
exercise of options under the Plan.
		3.	Administration of the Plan.   If all of the
members of the Board of Directors of the Company (the "Board") are "disinterested persons" as that term is defined in Rule 16b-3(c) (2) (or any successor provision) promulgated under the Securities and Exchange Act of 1934, as amended (the
"Exchange Act") ("Disinterested Persons"), then the Plan shall be administered by the Board or, if so designated by resolution of the Board by a committee of the Board comprised of two or more members of the Board, selected by the Board, all of which members shall be "Disinterested Persons" (the "Committee"). If all of the members of the Board are not "Disinterested Persons"' then the Board shall designate such a Committee to administer the Plan. (The body which is administering the Plan pursuant to this paragraph shall at times be referred to herein as the "Administrative Body.")

-14-



		The Administrative Body shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for
the administration of the Plan. The date on which the Administrative Body adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant.  The adoption of any such
resolution by the majority of the members of the
Administrative Body shall complete the necessary corporate
action constituting the grant of said option and an offer of Shares for sale to said individual under the Plan.
		4.	Eligibility.  All key employees of the
Company or any subsidiary of the Company (other than employees who are directors or officers of the Company including, after April 30, 1991, any person who is an "officer" of the Company -15-


as said term is defined in Rule 16a-1(f) (or any successor provision) promulgated pursuant to the Exchange Act), as determined by the Administrative Body, shall be eligible to receive options hereunder. For purposes of the Plan, a subsidiary shall mean any corporation of which the Company owns or controls, directly or indirectly, fifty percent (50%)
or more of the outstanding shares of stock normally entitled to vote for the election of directors including voting
securities issuable upon conversion of another security which is, or may have been, convertible into such voting securities or voting securities issuable upon the exercise of any
warrant, option or other similar right and any partnership of which the Company or a corporate subsidiary is a general partner.  From time to time the Administrative Body shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.
		5.	Option Price.  The exercise price for the
Shares purchasable under any option granted pursuant to the Plan shall not be less than 100% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Administrative Body in good faith. The exercise price for options granted
-16-


pursuant to the Plan shall be subject to adjustment as
provided in paragraph 10. For purposes of the Plan, the "fair market value per share" of the Shares on a given date shall be: (i) if the Shares are listed on a registered securities exchange or traded on the NASDAQ National Market System, the closing price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading); (ii) if the Shares are not listed on a registered securities exchange or traded on the NASDAQ National Market System but the bid and asked
prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no
trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization;
and (iii) if the Shares are not listed on a registered
securities exchange or traded on the NASDAQ National Market
System and the bid and asked prices per share of the Shares
are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Administrative Body in good faith.
		6.	Term of Option.
		(a) 	Subject to the provisions of the Plan, the
Administrative Body shall have absolute discretion in
-17-


determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or non-cumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years from the Date of Grant.
		(b) 	The grant of options by the Administrative
Body shall be effective as of the date on which the
Administrative Body shall authorize the option; provided,
however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company that shall set forth the
terms and conditions of such option.  Each such agreement
shall expressly incorporate by reference the provisions of
this Plan (a copy of which shall be made available for
inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.
		7.	Exercise of Options.  An option shall be
exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary
-18-


of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of
(i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that with such Shares have been owned by the Optionee for at least six months) of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased, (iii) by delivering to the Company (a) irrevocable instructions to deliver the stock certificates representing the Shares for which the option is being exercised, directly to a broker, and
(b) instructions to the broker to sell such Shares and promptly deliver to the Company the portion of the sale proceeds equal to the aggregate option exercise price, or (iv) a combination of these methods of payment. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and -19-


the aggregate option exercise price for all of the Shares
covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Shares so purchased shall be deemed to have been acquired. The Optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.
		8.	Exercise and Cancellation of Options Upon
Termination of Employment or Death. Except as set forth below, if a holder shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, the option of such holder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option.
If the termination of employment is due to retirement (as defined by the Administrative Body in its sole discretion), the holder shall have the privilege of exercising any option that the holder could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within three
(3) months of the holder's retirement. If the termination of employment is due to disability (to the extent and in a manner as shall be determined by the Administrative Body in its sole -20-


 discretion), he (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the termination of his employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the date of his death;
provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the holder's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment.
	Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder, or to lay off or require a -21-


leave of absence of such option holder (with or without pay), at any time, with or without cause.
		9.	Non-transferability of Options.  No option
granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 8 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

		10. 	Adjustments Upon Changes in Capitalization.
		(a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment
-22-


 in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.
		(b) 	If, in the event of a merger or
consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the options granted
-23-


 hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right not less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.
-24-



		11. 	General Restrictions.
		(a) 	No option granted hereunder shall be
exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other
withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.
		(b) 	The Administrative Body may require, as a
condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder only for investment and without any present intention to sell or otherwise distribute such Shares and that the option holder
-25-


 will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder and any applicable "blue sky" laws or regulations. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.
		12. 	Withholding Tax Liability.
		(a) A holder of an option granted hereunder (if said holder's transactions in Common Stock are not subject to
Section 16(b) of the Exchange Act) may elect to tender shares to the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Administrative Body, shall not have revoked its advance approval of the holder's share withholding election and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date").
		(b) A share withholding election shall be deemed made when written notice of such election, signed by the holder, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office.
		(c) If a holder has made a share withholding election pursuant to this paragraph 12, the Company shall
-26-


subtract from the number of Shares deliverable to the holder on the date of exercise, the number of Shares having an aggregate fair market value (as determined in good faith by the Administrative Body) equal to the amount of tax required to be withheld plus cash for any fractional amount.
		13. 	Amendment.  The Board shall have full
authority to amend, modify, terminate or alter the Plan; provided, however, that no amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.
		14. 	Termination.  Unless the Plan shall
theretofore have been terminated as hereinafter provided, the Plan shall terminate on April 30, 2000 and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.
-27-

















EXHIBIT 4.2

SYMBOL TECHNOLOGIES, INC.
1997 EMPLOYEE STOCK PURCHASE PLAN

Article 1 - Purpose.

	This 1997 Employee Stock Purchase Plan (the "Plan") is intended to encourage stock ownership by all eligible employees of Symbol Technologies, Inc. (the "Company"), a Delaware corporation, and its participating subsidiaries (as defined in Article 18) so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and its participating subsidiaries. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of
Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

Article 2 - Administration of the Plan.

	The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

	The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final, unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

	In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees.

	No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to the foregoing limitation, all employees of the Company or any of its participating subsidiaries who have completed more than 90 days of employment with the Company or any of its participating subsidiaries on or before the first day of any Payment Period

(as defined in Article 5) and whose customary employment is not less than twenty hours per week and more than five months in any calendar year shall be eligible to receive options under the Plan to purchase common stock of the Company, par value $.01 per share ("Common Stock"). All eligible employees shall have the same rights and privileges hereunder. Persons who elect to enter the Plan in accordance with Article 7 and who are eligible employees on the first business day of any Payment Period shall receive their options as of such day. Persons who elect to enter the Plan in accordance with Article 7 and who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first business day of the next succeeding Payment Period. In no event, however, may an employee be granted an option if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporations" are defined in Section 424(e) and
(f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

Article 4 - Stock Subject to the Plan.

	The stock subject to the options under the Plan shall be authorized but unissued Common Stock or treasury shares or shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 250,000, subject to adjustment as provided in Article 13. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Period and Stock Options.

	For the duration of the Plan, the Payment Period shall be defined as either (i) the six-month period commencing on the first day of January and ending on the last day of June of each calendar year, or (ii) the six-month period commencing on the first day of July and ending on the last day of December of each calendar year. Notwithstanding the foregoing, the first Payment Period during which payroll deductions will be accumulated under the Plan shall commence on July 1, 1997 and shall end on December 31, 1997.

	On the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 2,500 shares, on condition that such employee remains eligible to participate in the Plan throughout the remainder of such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 2,500 shares except for the 2,500 share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 2,500 shares shall be promptly refunded to the participant by the Company, without interest (unless required by law). The Option Price per share for each Payment Period shall be the lesser of (i) 85% of the fair market value of the Common Stock on the first business day of the Payment Period or (ii) 85% of the fair market value of the Common Stock on the last business day of the Payment Period, in either event rounded up to the nearest cent. The foregoing limitation on the number of shares subject to option and the Option Price shall be subject to adjustment as provided in Article 13.

	For purposes of the Plan, the term "fair market value" on any date means
(i) the closing price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock by NASDAQ, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported by NASDAQ; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.


	For purposes of the Plan, the term "business day" means a day on which there is trading on the aforementioned national securities exchange or NASDAQ, whichever is applicable pursuant to the preceding paragraph; and if neither is applicable, a day that is not a Saturday, Sunday or legal holiday in New York.

	Notwithstanding any other provision herein, no employee shall be granted an option which permits the employee's right to purchase stock under the Plan, and under all other Section 423(b) employee stock purchase plans of the Company and any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined on the date or dates that options on such stock were granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code. If the participant's accumulated payroll deductions on the last day of the Payment Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) $25,000 limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest (unless required by law).

Article 6 - Exercise of Option.

	Each eligible employee who continues to be a participant in the Plan on the last day of a Payment Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of shares of Common Stock reserved for the purpose of the Plan as the participant's accumulated payroll deductions on such date will pay for at the Option Price, subject to the 2,500 share limit of the option and the
Section 423(b)(8) $25,000 limitation described in Article 5. If the individual is not a participant on the last day of a Payment Period, then he or she shall not be entitled to exercise his or her option and the sum of accumulated payroll deductions for the Payment Period shall be promptly refunded to the participant, without interest (unless required by law).

Article 7 - Authorization for Entering the Plan.

	An employee may elect to enter the Plan by filling out, signing and delivering to the Company's Payroll Department an authorization in the form and manner satisfactory to the Company:

A) Stating the whole percentage to be deducted from the employee's pay;
B) Authorizing the purchase of Common Stock for the employee in each Payment Period in accordance with the terms of the Plan; and
C) Specifying the exact name or names in which Common Stock purchased for the employee is to be issued as provided under Article 12 hereof.

	Such authorization must be received by the Company at least thirty days before the first day of the next Payment Period.

	Unless a participant files a new authorization or withdraws from the Plan, the deductions and purchases under the authorization the participant has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

	The Company will accumulate and hold for each participant's account the amounts deducted from his or her pay. No interest will be paid on these amounts (unless required by law). For purposes of the Plan, "pay" shall be defined as the employee's base salary. Bonuses, commissions, overtime, shift differential or other sources of income shall not be considered as "pay" for the purposes of the Plan.

Article 8 - Maximum Amount of Payroll Deductions.

	An employee may authorize payroll deductions in an amount (expressed as a whole percentage) not less than two percent (2%) but not more than ten percent (10%) of the employee's base salary.

Article 9 - Change in Payroll Deductions.

	Deductions may not be increased during a Payment Period. Deductions may be decreased during a Payment Period, provided that an employee may not decrease his deductions more often than once during any Payment Period.

Article 10 - Withdrawal from the Plan.

	A participant may withdraw from the Plan (in whole but not in part) at any time prior to the last day of a Payment Period by delivering a withdrawal notice to the Company. Upon receipt of such withdrawal notice, the amount of the accumulated payroll deductions for the Payment Period shall be promptly refunded to the participant by the Company, without interest (unless required by law).

	To re-enter the Plan, an employee who has previously withdrawn must file a new authorization at least thirty days before the first day of the next Payment Period in which he or she wishes to participate. The employee's re-entry into the Plan becomes effective at the beginning of such Payment Period, provided that he or she is an eligible employee on the first business day of the Payment Period.

Article 11 - Establishment of Brokerage Account.

	By enrolling in the Plan, each participating employee will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm to be approved by the Committee.

Article 12 - Issuance of Common Stock; Fractional Shares.

	Common Stock purchased under the Plan will be held in an account in the name of the employee, or if such employee's authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, unless prohibited by state law. Certificates will be issued, at the employee's request, only for whole numbers of shares.
Fractional interests in shares will be carried forward in an employee's account until such time as they equal one full share, or until the termination of an employee's brokerage account, whereupon an amount equal to the value of such fractional interest shall be paid in cash to the employee.


Article 13 - Adjustments.

	Upon the happening of any of the following described events, a participant's rights under options granted under the Plan shall be adjusted as hereinafter provided:

A.	In the event that the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company, each participant shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company as were exchangeable for the number of shares of Common Stock that

-33-


 such participant would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

B.	In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to options hereunder, each participant upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which the participant is exercising his or her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which the participant would have received if the participant had been the holder of the shares as to which the participant is exercising his or her option at all times between the date of the granting of such option and the date of its exercise.

	Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have been or may be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B shall be made only after the Committee, based on advice of counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code). If the Committee determines that such adjustments would constitute a modification, it may refrain from making such adjustments.

	If the Company is to be consolidated with or acquired by another entity in a merger, a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to options then outstanding under the Plan, either
(i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options either (a) the consideration payable with respect to the outstanding shares of the Common Stock in connection with the Acquisition,
(b) shares of stock of the successor corporation, or a parent or subsidiary of such corporation, or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not exceed the fair market value of the shares of Common Stock subject to such options immediately preceding the Acquisition; or (ii) terminate each participant's options in exchange for a cash payment equal to the excess of the fair market value on the date of the Acquisition of the number of shares of Common Stock that the participant's accumulated payroll deductions as of the date of the Acquisition could purchase, at an option price determined with reference only to the first business day of the applicable Payment Period and subject to the 2,500 share -34-


 limit and Code Section 423(b)(8) limitations on the amount of stock a participant would be entitled to purchase over the aggregate option price to such participant thereof.

	The Committee or Successor Board shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive.

Article 14 - No Transfer or Assignment of Employee's Rights.

	An option granted under the Plan may not be transferred or assigned, otherwise than by will or by the laws of descent and distribution. Any option granted under the Plan may be exercised, during the participant's lifetime, only by the participant.

Article 15 - Termination of Employee's Rights.

	Whenever a participant ceases to be an eligible employee because of retirement, voluntary or involuntary termination, resignation, layoff, discharge, death or for any other reason, his or her rights under the Plan shall immediately terminate, and the Company shall promptly refund, without interest (unless required by law), the entire balance of his or her payroll deduction account under the Plan. Notwithstanding the foregoing, eligible employment shall be treated as continuing intact while a participant is on military leave, sick leave or other bona fide leave of absence, for up to 90 days, or, if such leave is longer than 90 days, for so long as the participant's right to re-employment is guaranteed either by statute or by written contract.

Article 16 - Termination and Amendments to Plan.

	The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. If at any time shares of stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase stock, and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest (unless required by law).

	The Committee or the Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may (i) increase the number of shares that may be issued under the Plan; (ii) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Code Section 423(b) and the regulations thereunder, or (iii) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become inapplicable to the Plan.

-35-




Article 17 - Limits on Sale of Stock Purchased under the Plan.

	The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs beyond this requirement, provided however that all shares acquired herein must be retained by the employee for at least one Payment Period following the exercise of options granted hereunder. Thereafter, an employee may sell common stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 22 to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY AND ALL MARKET FLUCTUATIONS IN THE PRICE OF THE COMMON STOCK.

Article 18 - Participating Subsidiaries.

	The term "participating subsidiary" shall mean any present or future subsidiary of the Company, as that term is defined in Section 424(f) of the Code, that is designated from time to time by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders.

Article 19 - Optionees Not Shareholders.

	Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a shareholder of the shares covered by an option until such shares have been actually purchased by the employee.
Article 20 - Application of Funds.

	Any proceeds which may be received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 21 - Notice to Company of Disqualifying Disposition.

	By electing to participate in the Plan, each participant agrees to notify the Company in writing immediately after the participant transfers Common Stock acquired under the Plan, if such transfer occurs within two years after the first business day of the Payment Period in which such Common Stock was acquired. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as "disqualifying dispositions" under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.


-36-



Article 22 - Withholding of Additional Income Taxes.

	By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant's compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant's compensation, when amounts are added to the participant's account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under Article 7 will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant's accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such withholding obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

Article 23 - Governmental Regulations.

	The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

	Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to identify shares of Common Stock issued under the Plan on its stock ownership records and send tax information statements to employees and former employees who transfer title to such shares.

Article 24 - Governing Law.

	The validity and construction of the Plan shall be governed by the laws
-37-


of the state of New York, without giving effect to the principles of conflicts of law thereof.

Article 25 - Approval of Board of Directors and Stockholders of the Company.

	The Plan was adopted by the Board of Directors on February 10, 1997 and on such date the Board of Directors resolved that the Plan was to be submitted to the shareholders of the Company for approval at the next meeting of shareholders.





















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EXHIBIT 5(a)










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							May 6, 1997





Symbol Technologies, Inc.
116 Wilbur Place
Bohemia, NY  11716

Dear Sirs:

		Symbol Technologies, Inc., a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended on Form S-
8 (the "Registration Statement") which relates to an aggregate of 1,500,000 shares (the "Shares"), of the Company's Common Stock, par value $.01 per share, which are being offered pursuant to the Company's 1990 Non-Executive
Stock Option Plan, as amended (the "1990 Plan") and the Company's 1997
Employee Stock Purchase Plan (the "1997 Plan"). This opinion is an exhibit to the Registration Statement.

		I am Senior Vice President, General Counsel and Secretary of the Company. I have acted as counsel to the Company and in such capacity have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares referred to above as contemplated by the Registration Statement. I have taken part in the preparation or examined copies (in each case signed, certified or otherwise proven to my satisfaction) of the Company's Certificate of Incorporation, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and shareholders, the Registration Statement and exhibits thereto and such other documents and instruments relating to the Company and the proposed offering as I have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, I have assumed that all applicable laws, rules and regulations in effect at that time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

		I note that I am a member of the Bar of the State of New York and that I am not admitted to the Bar of the State of Delaware. To the extent that the opinion expressed herein involves the law of Delaware, my opinion is based solely upon my reading of the Delaware General Corporation Law and my review of the Company's certified Certificate of Incorporation.


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Symbol Technologies, Inc.
May 6, 1997
Page -2-



	In connection with my rendering of this opinion, I wish to note that, as of May 1, 1997, I own in the aggregate of 58,210 shares of the Common Stock of the Company. In addition, I own options to purchase an aggregate of 114,400 shares of Common Stock. I am also trustee or co-trustee of trusts which own in the aggregate 64,600 shares of Common Stock. I disclaim beneficial ownership of any shares held in these trusts.

		Based on the foregoing, it is my opinion that:

		1.	The Company has been duly incorporated under the laws of the
State of Delaware and has an authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock, par value $1.00 per share.

		2.	Subject to the effectiveness of the Registration Statement
and compliance with applicable state securities laws, Shares issued upon the valid exercise of options issued pursuant to the 1990 Plan and the 1997 Plan, will be duly authorized, legally issued, fully paid and non-assessable.

		I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

							Very truly yours,


							/s/Leonard H. Goldner
							Leonard H. Goldner
							Senior Vice President
							and General Counsel

LHG:mk






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EXHIBIT 23.1











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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Symbol Technologies, Inc. and subsidiaries on Form S-8 of our report dated February 12, 1997 appearing in the Annual Report on Form 10-K of Symbol Technologies, Inc. and subsidiaries for the year ended December 31, 1996.






/s/Deloitte & Touche LLP
Jericho, New York
May 6, 1997









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EXHIBIT 23.2
(Included in Exhibit 5(a))








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EXHIBIT 24
(See Page 8 of Form S-8)














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Regist/S8PLANS.doc

regist\s8plans.doc